                                                                      EXHIBIT 21

                 SUBSIDIARIES AND AFFILIATES OF THE REGISTRANT

                                                                Percentage of
                                                              voting securities
                                                              owned directly or
                                    Jurisdiction of              indirectly
Name                                Incorporation                 by Quaker
----                                ---------------           -----------------

*Quaker Chemical Europe B.V.......  Holland                          100%
*Quaker Chemical B.V..............  Holland                          100%
+*Quaker Chemical Holdings UK
 Limited..........................  United Kingdom                   100%
*Quaker Chemical Limited..........  United Kingdom                   100%
*Quaker Chemical S.A..............  France                           100%
**Quaker Chemical South Africa
 (Pty.) Limited...................  Republic of South Africa          50%
*Quaker Chemical, S.A.............  Spain                            100%
+*Quaker Denmark ApS..............  Denmark                          100%
*Quaker Chemical S.A..............  Argentina                        100%
+*Quaker Chemical Participacoes,
 Ltda.............................  Brazil                           100%
*Quaker Chemical Industria e
 Comercio S.A.....................  Brazil                            60%
*Quaker Chemical India Limited....  India                             55%
**Kelko Quaker Chemical, S.A......  Venezuela                         50%
*Quaker Chemical Limited..........  Hong Kong                        100%
*Wuxi Quaker Chemical Co., Ltd....  China                             60%
+* Quaker Chemical South East Asia
 Pte. Ltd.........................  Singapore                        100%
**Nippon Quaker Chemical, Ltd.....  Japan                             50%
*Quaker Chemical (Australasia)      State of New South Wales,         51%
 Pty. Limited.....................  Australia
**TecniQuimia Mexicana S.A. de
 C.V..............................  Mexico                            40%
+*SB Decking, Inc. (formerly
 Selby, Battersby & Co.)..........  Delaware, U.S.A.                 100%
*Quaker Chemical Corporation......  Delaware, U.S.A                  100%
+*Quaker Chemical Management
 Inc..............................  Delaware, U.S.A.                 100%
*AC Products, Inc.................  California, U.S.A.               100%
**Fluid Recycling Services
 Company, LLC.....................  Michigan, U.S.A.                  50%
*Q/2/ Technologies, LLC...........  Nevada, U.S.A.                    70%
+*Quaker QP, Inc..................  Pennsylvania, U.S.A              100%

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 + A non-operating company.
 * Included in the consolidated financial statements.
** Accounted for in the consolidated financial statements under the equity method.